                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                  MENTOR GRAPHICS CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Mentor Graphics Corporation to be held in Wilsonville, Oregon, on Tuesday, November 7, 2000. The attached Notice of Special Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

    Please note that the only item on the agenda for this meeting will be voting on the amendments to the Company's 1989 Employee Stock Purchase Plan described in more detail elsewhere in the accompanying Proxy Statement. Other than matters directly relating to this proposal, management will be making no presentations at the special meeting. We anticipate the meeting will take no longer than ten minutes. If you decide to attend this special meeting and vote in person, you will of course have that opportunity.

    YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of Mentor Graphics shares you own, your presence by proxy is important to establish a quorum and your vote is important.

    Thank you for your continued interest in Mentor Graphics Corporation.

                                          Sincerely,

                                          [SIG]
                                          Walden C. Rhines
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          MENTOR GRAPHICS CORPORATION

                                ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER 7, 2000

                            ------------------------

To the Shareholders of Mentor Graphics Corporation:

    A Special Meeting of Shareholders of Mentor Graphics Corporation, an Oregon corporation, will be held on Tuesday, November 7, 2000 at 10:00 a.m., Pacific Time, at the Company's offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 ("Special Meeting") for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To amend the Company's 1989 Employee Stock Purchase Plan to restructure the plan to provide for overlapping two-year offerings starting every six months with purchases every six months during those offerings, to increase the number of shares reserved for issuance under the plan and to make certain other changes.

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

    The above items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on September 25, 2000 are entitled to notice of and to vote at the Special Meeting.

                                          Sincerely,

                                          [SIG]
                                          Dean Freed
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

Wilsonville, Oregon
October 5, 2000

    THE COMPANY CORDIALLY INVITES ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                       MAILED TO SHAREHOLDERS ON
                                                        OR ABOUT OCTOBER 5, 2000

                          MENTOR GRAPHICS CORPORATION

                            8005 S.W. BOECKMAN ROAD
                         WILSONVILLE, OREGON 97070-7777

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    Mentor Graphics Corporation (Mentor Graphics or Company) is soliciting the enclosed proxy for use at a Special Meeting of Shareholders to be held Tuesday, November 7, 2000, at 10:00 a.m., Pacific Time, or at any adjournment of that meeting ("Special Meeting"). The Company will hold the Special Meeting at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

    Mentor Graphics will bear the cost of this solicitation. The Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies from brokers and nominees for the Special Meeting at an estimated cost of $6,500 plus out-of-pocket expenses. In addition, Mentor Graphics may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. The Company will solicit proxies by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact.

    The mailing address of the Company's principal executive offices is 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 and its telephone number is
(503) 685-7000.

PROCEDURAL MATTERS


    Shareholders of record at the close of business on September 25, 2000 are entitled to notice of and to vote at the meeting. At the record date, 64,373,220 shares of Mentor Graphics Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Special Meeting. For information regarding holders of 5% or more of the outstanding Common Stock, see "Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management."


    Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Special Meeting in accordance with the instructions given.

                      APPROVAL OF AMENDMENTS TO 1989 PLAN
                                (PROPOSAL NO. 1)


    Mentor Graphics' 1989 Employee Stock Purchase Plan (1989 Plan) was adopted by the Board of Directors and shareholders in 1989. The 1989 Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The 1989 Plan permits all regular employees of the Company to acquire Common Stock through regular payroll deductions of up to 10% of an employee's salary. An aggregate of 8,400,000 shares of Common Stock has been reserved for issuance under the 1989 Plan. As of September 1, 2000, 2,155,293 shares of Common Stock were available for purchase under the 1989 Plan.

    AMENDMENTS

    The Board of Directors believes that the 1989 Plan has promoted the interests of the Company and its shareholders by encouraging employees to become shareholders and therefore promote the Company's growth and success. The Board also believes that the 1989 Plan is an important factor in the Company's continuing ability to offer a competitive benefit package to existing and prospective employees of the Company.

    Although the 1989 Plan is written to provide flexibility in establishing offering periods and pricing for offerings to employees, the Company's consistent practice since inception of the 1989 Plan has been to make quarterly offerings with the purchase price equal to the lower of 85% of the market price of the Company's stock on the first day of the offering or the last day of the offering. The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to provide employees with an improved and more competitive benefit under the 1989 Plan. Accordingly, at a meeting held on August 8, 2000, the Board of Directors adopted amendments to the 1989 Plan, subject to shareholder approval, to restructure the 1989 Plan, as described in more detail below, effective as of January 1, 2001 to provide for overlapping two-year offerings starting every six months with purchases every six months during those offerings. The Board of Directors also approved, subject to shareholder approval, amendments (a) to reserve an additional 2,000,000 shares of Common Stock for issuance under the 1989 Plan, (b) to eliminate a three-month waiting period for new employee eligibility to participate in the 1989 Plan, and (c) to require shareholder approval in the future only of plan amendments that would increase the shares available for issuance or decrease the purchase price for shares issued under the 1989 Plan. A copy of the 1989 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A.

DESCRIPTION OF THE 1989 PLAN

    The essential features of the 1989 Plan are outlined below.

    ELIGIBILITY


    Except as described below, all regular employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the 1989 Plan. Any employee who owns or would be deemed to own 5 percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in the 1989 Plan. Approximately 2,239 employees are eligible to participate in the 1989 Plan.


    OPTION GRANT AND PURCHASE OF SHARES

    Under the 1989 Plan as it has previously existed, options may be granted at any time by the Compensation Committee to all eligible employees to purchase shares of the Company's Common Stock. The options are effectively granted on a day specified by the Committee (Grant Date) and are exercisable on another day specified by the Committee (Exercise Date), provided that the Exercise Date cannot be more than 27 months after the Grant Date. The Company's practice under the 1989 Plan has been to grant options on a quarterly basis with the Grant Date as the first day of the quarter and the Exercise Date as the last day of the quarter or the first day of the following quarter. Under the proposed amendments, the Plan will be changed to provide for overlapping two-year offerings (Offerings) with a new Offering commencing on January 1 and July 1 of each year, beginning with January 1, 2001. The first day of each Offering will be the "Offering Date" for that Offering. Each Offering will be divided into four six-month purchase periods (Purchase Periods). The last day of each Purchase Period during an Offering will be a "Purchase Date" for that Offering.

    Under the proposed amendments, each eligible employee will be granted an option on each Offering Date. Options may not permit the purchase of more than 1,600 shares per employee per Purchase Date (increased from 800 shares per employee per grant under the proposed amendments) and no option may permit an employee's right to purchase shares under the 1989 Plan to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering Date) for each calendar year the option is outstanding. Each eligible employee may elect to participate in the 1989 Plan by filing a subscription and payroll deduction authorization. Shares may be purchased under the 1989 Plan only through payroll deductions of not more than 10% of an employee's compensation. On each Purchase Date the amounts withheld will be applied to purchase shares for the employee from the Company at a purchase price equal to the lesser of 85 percent of the fair market value of the Common Stock on the Offering Date or on the Purchase Date. If the fair market value of the Common Stock on any Purchase Date of an Offering is less than it was on the Offering Date for such Offering, then after the purchase every participant in that Offering shall automatically be withdrawn from such Offering and re-enrolled in the new Offering commencing on such Purchase Date.

    An employee may terminate participation in the 1989 Plan by written notice to the Company at least 10 days before the Purchase Date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. An employee may not reinstate participation in the 1989 Plan, with respect to a particular Offering but may participate in subsequent Offerings. The rights of employees under the 1989 Plan are not transferable.

    ADMINISTRATION

    The 1989 Plan is administered by the Compensation Committee. The Compensation Committee may promulgate rules and regulations for the operation of the 1989 Plan, adopt forms for use in connection with the plan, decide any question of interpretation of the plan or rights arising thereunder and generally supervise the administration of the plan. The Company will pay all expenses of the 1989 Plan.

    CUSTODIAN

    Under the proposed amendments, independent custodians (each a "Custodian") will maintain the records and employees' cash accounts under the 1989 Plan. Shares purchased by employees under the 1989 Plan are delivered to and held by the Custodians on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold at the market price at the time the order is executed. Also by appropriate instructions the employee may transfer all or part of the shares held by a Custodian for the employee's account to the employee or to a regular individual brokerage account in the employee's own name; provided, however, that such transfers may not be made until two years after the Offering Date or one year after the Purchase Date of such shares.

    AMENDMENTS

    The Board of Directors may amend the 1989 Plan, except that without the approval of the shareholders of the Company, the plan may not be amended to increase the number of shares reserved for the plan, extend the term of the plan, decrease the purchase price, materially increase benefits or materially modify eligibility requirements. Under the proposed amendments, shareholder approval will only be required for amendments that increase the number of shares reserved for the plan or decrease the purchase price. The Board of Directors may terminate the 1989 Plan at any time, except that termination will not affect outstanding options.

    TAX CONSEQUENCES

    The 1989 Plan is intended to be treated as a stock option arrangement for tax purposes and is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, employees are not taxed on income or gain with respect to the 1989 Plan either at the Offering Date or at the Purchase Date. If an employee disposes of the shares purchased under the 1989 Plan more than two years after the Offering Date and more than one year after the Purchase Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price or (2) the excess of the fair market value of the shares on the Offering Date over the option price (determined as if the option had been exercised on the Offering Date). Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

    If an employee disposes of shares purchased under the 1989 Plan within two years after the Offering Date or within one year after the Purchase Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee's holding period for the shares. In the event of a disposition within either of such periods, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

PURCHASES UNDER THE 1989 PLAN

    The following table indicates shares purchased under the 1989 Plan during the last fiscal year by the Named Executive Officers, by all executive officers as a group and by all employees (excluding executive officers) as a group:


                                                                   SHARES PURCHASED IN 1999
                                                              ----------------------------------
NAME                                                          DOLLAR VALUE(1)   NUMBER OF SHARES
----                                                          ---------------   ----------------
Walden C. Rhines                                                          0               0

Gregory K. Hinckley                                                       0               0

Anne M. Wagner Sanquini                                              376.81             196

Walter H. Potts                                                           0               0

Donald B. Guiou(2)                                                 1,216.95             206

G.M. "Ken" Bado(3)                                                        0               0

All Executive Officers (14 persons)                                7,098.27           1,677

All Employees, excluding Executive Officers                    2,255,500.40         733,281


------------------------

(1) "Dollar Value" equals the difference between the price paid for shares purchased under the 1989 Plan and the fair market value of the shares on the Exercise Date.

(2) Mr. Guiou ceased employment with the Company on March 31, 2000.

(3) Mr. Bado ceased employment with the Company on November 8, 1999.

VOTE REQUIRED

    Adoption of Proposal No. 1 will require that the votes cast in favor of Proposal No. 1 at the Special Meeting exceed the votes cast against Proposal
No. 1. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote. All valid proxies will be voted FOR Proposal No. 1 unless a contrary choice is indicated.

    THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 1. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

                   INFORMATION REGARDING BENEFICIAL OWNERSHIP
              OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

    The following table shows beneficial ownership of the Company's Common Stock as of August 31, 2000 by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:


                                                               AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)   PERCENT
------------------------------------                          -----------------------   --------
State of Wisconsin Investment Board.........................         5,032,200(2)         7.96
121 East Wilson Street
Madison, WI 53707

Private Capital Management, Inc.............................         6,896,282(3)         10.7
3003 Tamiami Trail North
Naples, FL 34103

Merrill Lynch Asset Management..............................         3,289,350(4)         5.12
800 Scudders Mill Road
Plainsboro, NJ 08536



                                                              AMOUNT AND NATURE OF
NAME OF DIRECTOR OR EXECUTIVE OFFICER                         BENEFICIAL OWNERSHIP   PERCENT
-------------------------------------                         --------------------   --------
Walden C. Rhines............................................        1,191,611(5)       1.85%
Marsha B. Congdon...........................................          101,336(6)          *
James R. Fiebiger...........................................           75,918(7)          *
David A. Hodges.............................................           39,468(8)          *
Fontaine K. Richardson......................................           98,000(9)          *
Kevin C. McDonough..........................................                0
Gregory K. Hinckley.........................................          339,500(10)         *
Anne M. Wagner Sanquini.....................................           49,582(11)         *
Walter H. Potts.............................................           18,750(12)         *
Donald B. Guiou.............................................            5,812             *
G.M. "Ken" Bado.............................................            8,108             *
All directors and executive officers as a group (14
  persons)..................................................        2,129,380          3.29%


------------------------

*   Less than 1%

(1) Except as otherwise noted, the persons listed in the table have sole voting and dispositive power with respect to the common stock owned by them.


(2) Information provided on September 11, 2000 in a Schedule 13G filed by the shareholder.


(3) Information provided as of December 31, 1999 in a Schedule 13G filed by the shareholder. Includes shares beneficially owned by Bruce S. Sherman, President of the Shareholder. Shareholder and Mr. Sherman reported shared dispositive power by Mr. Sherman and Shareholder over 6,896,282 shares.

(4) Information provided as of December 31, 1999 in a Schedule 13G filed by the shareholder. The shareholder reported shared voting and dispositive power over 3,289,350 shares.


(5) Includes 1,097,498 shares subject to options exercisable within 60 days of August 31, 2000.



(6) Includes 98,083 shares subject to options exercisable within 60 days of August 31, 2000.

(7) Includes 55,918 shares subject to options exercisable within 60 days of August 31, 2000.



(8) Includes 35,068 shares subject to options exercisable within 60 days of August 31, 2000.



(9) Includes 88,000 shares subject to options exercisable within 60 days of August 31, 2000.



(10) Includes 297,500 shares subject to options exercisable within 60 days of August 31, 2000.



(11) Includes 42,500 shares subject to options exercisable within 60 days of August 31, 2000.



(12) Includes 18,750 shares subject to options exercisable within 60 days of August 31, 2000.



(13) Includes 1,891,672 shares subject to options exercisable within 60 days of August 31, 2000.

       INFORMATION REGARDING EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows compensation paid by the Company for the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 1999 and one other highly compensated executive officer who ceased employment prior to December 31, 1999 (Named Executive Officers).

                                                                           LONG TERM
                                                                      COMPENSATION AWARDS
                                                                      -------------------
                                                                          SECURITIES
                                         ANNUAL COMPENSATION              UNDERLYING
                                  ---------------------------------        OPTIONS/             ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)   BONUS ($)         SARS(#)         COMPENSATION($)(1)
---------------------------       --------   ----------   ---------   -------------------   ------------------
Walden C. Rhines................    1999       480,000     661,323          240,000                4,800
President and Chief                 1998       443,750     394,494          180,000                4,800
Executive Officer                   1997       424,999     157,950(2)       250,000                4,750
Gregory K. Hinckley.............    1999       362,750     428,382          132,500                4,800
Executive Vice President,           1998       333,250     253,937          180,000                4,800
Chief Operating Officer and         1997       296,090           0          250,000                3,717
Chief Financial Officer
Anne M. Wagner Sanquini.........    1999       237,215     128,197           35,000                4,800
Vice President and                  1998       132,417      84,085           75,000              175,902(4)
General Manager, HDL Design         1997            --          --               --                   --
Division(3)
Walter H. Potts.................    1999       203,686     125,000           90,000              107,597(6)
Vice President and                  1998            --          --               --                   --
General Manager, Board              1997            --          --               --                   --
Systems Division(5)
Donald B. Guiou.................    1999       167,200     153,625           25,000                4,800
Vice President and General          1998       157,500      85,688           20,000                4,800
Manager, S/MI Division(7)           1997       146,250      25,357           30,000                4,613
G.M. "Ken" Bado.................    1999       230,076     343,425           35,000                4,800
Former Senior Vice President,       1998       243,441     217,970           45,000                4,800
World Trade(8)                      1997       229,999           0                0                4,750

------------------------

(1) Amounts shown are Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company's U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee.

(2) The 1997 bonus paid to Dr. Rhines represents an amount earned under the Special Incentive Bonus Plan for the Company's 1995 performance that did not vest until December 31, 1997 and was paid in 1998.

(3) Ms. Wagner became an executive officer of the Company in June 1998.

(4) Amount shown is a one-time hiring and relocation bonus of $175,902.

(5) Mr. Potts became an executive officer of the Company in November 1999.

(6) Amount represents the Company's contribution to Mr. Potts' Individual Deferred Tax and Savings Plan of $3,264 and a one-time hiring bonus of $104,333.

(7) Mr. Guiou ceased employment with the Company on March 31, 2000.

(8) Mr. Bado ceased employment with the Company on November 8, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants for the last fiscal year to the Named Executive Officers.

                                       INDIVIDUAL GRANTS                                           POTENTIAL REALIZABLE
                            ----------------------------------------                                 VALUE AT ASSUMED
                               # OF                      % OF TOTAL                                ANNUAL RATES OF STOCK
                            SECURITIES                    OPTIONS                                 PRICE APPRECIATION FOR
                            UNDERLYING       VESTING     GRANTED TO    EXERCISE OR                    OPTION TERM(2)
                             OPTIONS        REFERENCE   EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
NAME                        GRANTED(1)        DATE      FISCAL YEAR     ($/SHARE)       DATE        5%($)        10%($)
----                        ----------      ---------   ------------   -----------   ----------   ----------   ----------
Walden C. Rhines..........    160,000(3)    03/17/99        3.28         12.5625      02/28/09    1,256,647    3,180,331
                               49,612       11/01/99        1.02          8.0625      11/01/09      251,556      637,492
                               30,388(3)    11/01/99         .62          8.0625      11/01/09      154,081      390,472

Gregory K. Hinckley.......     80,000(3)    03/17/99        1.64         12.5625      02/28/09      628,323    1,590,165
                               49,612       11/01/99        1.02          8.0625      11/01/09      251,556      637,492
                                2,888(3)    11/01/99         .06          8.0625      11/01/09       14,644       37,110

Anne M. Wagner Sanquini...     20,000        3/17/99          41         12.5625      02/28/09      157,081      397,541
                               15,000       11/01/99         .31          8.0625      11/01/09       76,057      192,743

Walter H. Potts...........     75,000       05/11/99        1.54         12.8750      04/30/09      604,965    1,531,774
                               15,000                                     8.0625      11/01/09       76,057      192,743

Donald B. Guiou...........     10,000       03/17/99         .21         12.5625      02/28/09       78,540      198,771
                               15,000       11/01/99         .31          8.0625      11/01/09       76,057      192,743

G.M. "Ken" Bado...........     35,000       03/17/99         .72         12.5625      02/28/09      274,891      695,697

------------------------

(1) Each option is fully exercisable four years after the Vesting Reference Date with 25% becoming exercisable on each of the first four anniversaries of that date. All options become fully exercisable upon a "change in control" of the Company as defined in the 1982 Stock Option Plan. Unless otherwise determined by the Compensation Committee before the occurrence of the event, a "change of control" generally includes the following events: the acquisition by any person of 20% or more of the Company's Common Stock, the nomination (and subsequent election) of a majority of the Company's directors by persons other than the incumbent directors and the approval by the Company's shareholders of a merger, share exchange, sale of substantially all of the Company's assets or plan of liquidation.

(2) The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(3) All nonqualified options granted to Dr. Rhines and Mr. Hinckley are transferable by gift to certain of their family members.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides information on option exercises for the last fiscal year by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1999.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES                        OPTIONS AT FY-END (#)             AT FY-END ($)
                          ACQUIRED ON       VALUE       ---------------------------   ---------------------------
          NAME            EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ------------   ------------   -----------   -------------   -----------   -------------
Walden C. Rhines........       0              0           879,998        690,002       2,422,177      2,539,073
Gregory K. Hinckley.....       0              0           170,000        392,500         522,813      1,081,406
Anne M. Wagner
  Sanquini..............       0              0            18,750         91,250         103,125        392,188
Walter H. Potts.........       0              0                 0         90,000               0         83,438
Donald B. Guiou.........       0              0            27,589         59,411         115,843        205,658
G.M. "Ken" Bado.........       0              0           158,349         24,167         839,617         70,314

EXECUTIVE SEVERANCE AGREEMENTS

    The Board of Directors has approved the Company's entry into severance agreements with certain employees of the Company, including certain current executive officers. These agreements generally provide for the payment, upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within in some cases one year, and in other cases two years, following a change of control of the Company, of an amount equal to either 1.5 or two times the sum of the employee's annual salary and target bonus, and also provide for accelerated vesting of all options and either eighteen-month or two-year continuation of various employee benefits including life, disability and health insurance benefits and relocation and outplacement benefits. Payments to the employee are capped as necessary to prevent any portion of the payments from being subject to the excise tax on "parachute payments" but only if the effect would be to increase the employee's after-tax net benefit.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company are paid an annual fee of $20,000 and are reimbursed for expenses incurred in attending Board and Board committee meetings. Any Non-Employee Director who also serves as Chairman of the Board is paid an additional annual fee of $10,000.

    1987 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    The 1987 Non-Employee Directors' Stock Option Plan (1987 Plan) was adopted in 1987 and amended in 1994 by the Board of Directors and the shareholders. An aggregate of 1,100,000 shares of Common Stock has been reserved for issuance under the 1987 Plan. On the date of each Annual Meeting of shareholders, each Non-Employee Director elected is automatically granted an option to purchase 10,000 shares of Common Stock and any Non-Employee Director elected Chairman of the Board is automatically granted an additional option to purchase 2,500 shares. Options under the 1987 Plan are granted at exercise prices equal to the fair market value of the Common Stock on the grant date. On the date of the 1999 Annual Meeting, Directors Congdon, Fiebiger, Hodges and Richardson were automatically granted an option for 10,000 shares each at an exercise price of $12.875. Upon his initial election to the Board in November 1999, Mr. McDonough was granted an option to purchase 30,000 shares at an exercise price of $8.625 per share. All options have a ten year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant. The 1987 Plan is administered by the Compensation Committee. No director exercised options in 1999.

                            DISCRETIONARY AUTHORITY

    While the Notice of Special Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

                             SHAREHOLDER PROPOSALS

    The Company's bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2001 Annual Meeting of Shareholders, the shareholder's notice must be received at the Company's principal executive office no later than February 10, 2001. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Shareholders must be received at the Company's principal executive office no later than December 4, 2000.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Dean Freed
                                          VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

October 5, 2000

                                                                       EXHIBIT A

                          MENTOR GRAPHICS CORPORATION
                       1989 EMPLOYEE STOCK PURCHASE PLAN*

    1. PURPOSE OF THE PLAN. Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by its employees, and by the employees of any participating subsidiary (hereinafter defined), is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company's growth and success. The purpose of the Company's 1989 Employee Stock Purchase Plan (Plan) is to provide a convenient means by which employees of the Company and subsidiaries may purchase the Company's shares and a method by which the Company may assist and encourage employees to become shareholders.

    2. SHARES RESERVED FOR THE PLAN. There are 10,400,000 [8,400,000] shares of the Company's authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

    4. ELIGIBLE EMPLOYEES. Except as provided below, all regular employees of the Company and all regular employees of each of the Company's subsidiary corporations that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one [WHO HAS BEEN EMPLOYED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES FOR AT LEAST THREE MONTHS AND] who is in the active service of the Company or any PARTICIPATING SUBSIDIARY [SUBSIDIARY CORPORATION OF THE COMPANY] on the APPLICABLE SUBSCRIPTION DEADLINE (AS DEFINED BELOW) [DATE AN OFFERING IS MADE UNDER THE PLAN], excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year.

    5. OFFERINGS. [PARTICIPATION IN THE PLAN. FROM TIME TO TIME, UNTIL THE SUPPLY OF SHARES RESERVED UNDER SECTION 2 OF THE PLAN IS EXHAUSTED, THE COMMITTEE MAY GRANT OPTIONS UNDER THE PLAN TO ALL, BUT NOT LESS THAN ALL, ELIGIBLE EMPLOYEES (OPTIONEES). EACH OPTION SHALL GIVE THE OPTIONEE THE RIGHT TO PURCHASE UP TO 800 SHARES OF COMMON STOCK AND SHALL BE EFFECTIVELY GRANTED ON THE DAY SPECIFIED BY THE COMMITTEE (DATE OF GRANT) AND SHALL BE EXERCISABLE ON THE DAY SPECIFIED BY THE COMMITTEE (EXERCISE DATE); PROVIDED, HOWEVER, THAT NO OPTION SHALL BE EXERCISABLE AFTER THE EXPIRATION OF 27 MONTHS FROM THE DATE OF GRANT.]

        (A) OFFERINGS AND PURCHASE PERIODS. THE PLAN SHALL BE IMPLEMENTED BY A SERIES OF OVERLAPPING TWO-YEAR OFFERINGS (OFFERINGS) WITH A NEW OFFERING COMMENCING ON JANUARY 1 AND JULY 1 OF EACH YEAR BEGINNING WITH JANUARY 1, 2001. ACCORDINGLY, UP TO FOUR SEPARATE OFFERINGS MAY BE IN PROCESS AT ANY TIME, BUT AN EMPLOYEE MAY ONLY PARTICIPATE IN ONE OFFERING AT A TIME. THE FIRST DAY OF EACH OFFERING IS THE "OFFERING DATE" FOR THAT OFFERING AND EACH OFFERING SHALL

------------------------

* BOLD AND UNDERLINED matter is new; matter in [BRACKETS AND ITALICS] is proposed to be deleted.

    END ON THE SECOND ANNIVERSARY OF ITS OFFERING DATE. EACH OFFERING SHALL BE DIVIDED INTO FOUR SIX-MONTH PURCHASE PERIODS (PURCHASE PERIODS), ONE OF WHICH SHALL END ON EACH JANUARY 1 AND JULY 1 DURING THE TERM OF THE OFFERING. THE LAST DAY OF EACH PURCHASE PERIOD IS A "PURCHASE DATE" FOR THE APPLICABLE OFFERING.

        (b) GRANTS; LIMITATIONS. ON EACH OFFERING DATE, EACH ELIGIBLE EMPLOYEE (OPTIONEE) SHALL BE GRANTED AN OPTION UNDER THE PLAN TO PURCHASE SHARES OF COMMON STOCK ON THE PURCHASE DATES FOR THE OFFERING FOR THE PRICE DETERMINED UNDER PARAGRAPH 8 OF THE PLAN EXCLUSIVELY THROUGH PAYROLL DEDUCTIONS AUTHORIZED UNDER PARAGRAPH 6 OF THE PLAN; PROVIDED, HOWEVER, THAT (A) NO OPTION SHALL PERMIT THE PURCHASE OF MORE THAN 1,600 SHARES ON ANY PURCHASE DATE, AND (B) no option may be granted pursuant to the Plan that would allow an Optionee's right to purchase shares under all stock purchase plans of the Company and its parent and subsidiaries to which IRC Section 423 applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the PURCHASE DATE [EXERCISE DATE].

    6. PARTICIPATION IN THE PLAN. Optionees may participate in AN OFFERING UNDER the Plan [WITH RESPECT TO ALL OR A PORTION OF THE SHARES COVERED BY THE OPTION] by filing with the Company, on forms supplied by the Company, a subscription and a payroll deduction authorization. THE SUBSCRIPTION AND PAYROLL DEDUCTION AUTHORIZATION MUST BE FILED NO LATER THAN 10 DAYS PRIOR TO THE OFFERING DATE (SUBSCRIPTION DEADLINE). ONCE FILED, A SUBSCRIPTION AND PAYROLL DEDUCTION AUTHORIZATION SHALL REMAIN IN EFFECT UNLESS AMENDED OR TERMINATED, AND UPON THE EXPIRATION OF AN OFFERING THE PARTICIPANTS IN THAT OFFERING WILL BE AUTOMATICALLY ENROLLED IN THE NEW OFFERING STARTING THE SAME DAY. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the Optionee's regular PAYCHECKS DURING THE OFFERING OTHER THAN A PAYCHECK ISSUED ON THE OFFERING DATE [BEGINNING WITH THE FIRST PAYCHECK FOLLOWING THE FILING OF THE PAYROLL DEDUCTION AUTHORIZATION AND CONTINUING FOR SO LONG AS THE COMMITTEE CONTINUES TO GRANT NEW OPTIONS EFFECTIVE PRIOR TO OR WITHIN SEVEN DAYS AFTER EACH EXERCISE DATE AND UNTIL THE OPTIONEE AMENDS OR TERMINATES THE PAYROLL DEDUCTION AUTHORIZATION]. The Optionee may not specify a payroll deduction amount that is less than $10 or greater than 10 percent of the gross amount of the Optionee's base salary, hourly compensation, including overtime pay, and commission earnings, for each payroll period. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Company. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following A PURCHASE DATE [AN EXERCISE DATE], but may terminate participation in the Plan any time prior to the tenth day before A PURCHASE DATE [AN EXERCISE DATE] by written notice to the Company. However, an Optionee may not reinstate participation in the Plan with respect to a particular OFFERING [GRANT] after once terminating participation in the Plan with respect to that OFFERING [GRANT]. Upon receipt of a notice of termination, the Company will pay to the Optionee all amounts deducted from the Optionee's pay and not yet delivered to the Custodian (hereinafter defined).

    7[6]. PURCHASE OF SHARES. All amounts withheld from the pay of an Optionee shall be credited to the Optionee's account under the Plan by the Custodian appointed under paragraph 10[8]. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the PURCHASE DATE [EXERCISE DATE]. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On EACH PURCHASE DATE [THE EXERCISE DATE], the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee's account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 10[8]. Any cash balance remaining in an Optionee's account after A PURCHASE DATE [THE EXERCISE DATE] because it was less than the amount required to purchase a full share shall be retained in the Optionee's account for purchase of shares ON THE NEXT PURCHASE DATE [PURSUANT TO SUBSEQUENTLY GRANTED OPTIONS, IF ANY]; any excess amount shall be refunded to the Optionee. Any cash balance remaining in an Optionee's account upon termination of participation shall be refunded to the Optionee.

    8[7]. OPTION PRICE. The price at which Common Stock SHALL [MAY] be purchased ON ANY PURCHASE DATE IN AN OFFERING [UPON EXERCISE OF OPTIONS GRANTED PURSUANT TO THE PLAN] shall be [DETERMINED BY THE COMMITTEE AT THE TIME OF GRANT; PROVIDED, HOWEVER, THAT (A) THE OPTION PRICE FOR A PARTICULAR GRANT SHALL BE THE SAME FOR ALL OPTIONEES, AND (B) THE OPTION PRICE PER SHARE SHALL IN NO EVENT BE LESS THAN] the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the OFFERING DATE OF THE OFFERING [DATE OF GRANT], or
(ii) [AN AMOUNT THAT PURSUANT TO THE TERMS OF THE OPTION MAY NOT BE LESS THAN] 85 percent of the fair market value of a share of Common Stock on the PURCHASE DATE [EXERCISE DATE]. THE FAIR MARKET VALUE OF A SHARE OF COMMON STOCK ON ANY DATE SHALL BE THE CLOSING PRICE ON THE IMMEDIATELY PRECEDING TRADING DAY AS REPORTED BY THE NASDAQ NATIONAL MARKET OR, IF THE COMMON STOCK IS NOT REPORTED ON THE NASDAQ NATIONAL MARKET, SUCH OTHER REPORTED VALUE OF THE COMMON STOCK AS SHALL BE SPECIFIED BY THE BOARD OF DIRECTORS.

    9. AUTOMATIC WITHDRAWAL AND RE-ENROLLMENT. IF THE FAIR MARKET VALUE OF A SHARE OF COMMON STOCK ON ANY PURCHASE DATE OF AN OFFERING IS LESS THAN THE FAIR MARKET VALUE OF A SHARE OF COMMON STOCK WAS ON THE OFFERING DATE FOR SUCH OFFERING, THEN EVERY PARTICIPANT IN THAT OFFERING SHALL AUTOMATICALLY (A) BE WITHDRAWN FROM SUCH OFFERING AFTER THE ACQUISITION OF THE SHARES OF COMMON STOCK ON SUCH PURCHASE DATE, AND (B) BE ENROLLED IN THE NEW OFFERING COMMENCING ON SUCH PURCHASE DATE.

    10[8]. DELIVERY AND CUSTODY OF SHARES. Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firmS (EACH A Custodian) as shall be appointed by the Committee. BY APPROPRIATE INSTRUCTIONS TO THE CUSTODIAN ON FORMS TO BE PROVIDED FOR THAT PURPOSE, AN OPTIONEE MAY FROM TIME TO TIME SELL ALL OR PART OF THE SHARES HELD BY THE CUSTODIAN FOR THE OPTIONEE'S ACCOUNT AT THE MARKET PRICE AT THE TIME THE ORDER IS EXECUTED. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may obtain (A) transfer into the Optionee's own name of all or part of the shares held by the Custodian for the Optionee's account and delivery of such shares to the Optionee, OR (B) TRANSFER OF ALL OR PART OF THE SHARES HELD FOR THE OPTIONEE'S ACCOUNT BY THE CUSTODIAN TO A REGULAR INDIVIDUAL BROKERAGE ACCOUNT IN THE OPTIONEE'S OWN NAME, EITHER WITH THE FIRM THEN ACTING AS CUSTODIAN OR WITH ANOTHER FIRM; PROVIDED, HOWEVER, THAT NO SHARES MAY BE TRANSFERRED UNDER (A) OR (B) UNTIL TWO YEARS AFTER THE OFFERING DATE OF THE OFFERING IN WHICH THE SHARES WERE PURCHASED AND ONE YEAR AFTER THE PURCHASE DATE ON WHICH THE SHARES WERE PURCHASED.

    11[9]. RECORDS AND STATEMENTS. The Custodian will maintain the records of the Plan. As soon as practicable after EACH PURCHASE DATE [THE EXERCISE DATE] each Optionee shall receive a statement showing the activity of the Optionee's account since the LAST PURCHASE DATE [DATE OF GRANT] and the balance on the PURCHASE DATE [EXERCISE DATE] as to both cash and shares. Optionees will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

    [10. 1984 PLAN PARTICIPANTS. ALL VALID SUBSCRIPTION AND PAYROLL DEDUCTION AUTHORIZATIONS EXECUTED BY OPTIONEES PARTICIPATING IN THE COMPANY'S 1984 EMPLOYEE STOCK PURCHASE PLAN (1984 PLAN) AT THE TERMINATION OF THE 1984 PLAN SHALL BE VALID FOR ALL PURPOSES UNDER THE PLAN WITHOUT FURTHER ACTION BY SUCH OPTIONEES. THE CUSTODIAN IS AUTHORIZED TO CONTINUE WITHOUT INTERRUPTION UNDER THE PLAN ALL ACCOUNTS MAINTAINED UNDER THE 1984 PLAN AND IN EXISTENCE AT ITS TERMINATION, TOGETHER WITH ALL ACCOUNT BALANCES CONTAINED THEREIN, WITHOUT FURTHER ACTION BY OPTIONEES UNDER THE 1984 PLAN.]

    12[11]. EXPENSES OF THE PLAN. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

    13[12]. RIGHTS NOT TRANSFERABLE. The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee's lifetime only by the Optionee.

    14[13]. DIVIDENDS AND OTHER DISTRIBUTIONS. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

    15[14]. VOTING AND SHAREHOLDER COMMUNICATIONS. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee's account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee's account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

    16. TAX WITHHOLDING. EACH OPTIONEE WHO HAS PURCHASED SHARES UNDER THE PLAN SHALL IMMEDIATELY UPON NOTIFICATION OF THE AMOUNT DUE, IF ANY, PAY TO THE COMPANY IN CASH AMOUNTS NECESSARY TO SATISFY ANY APPLICABLE FEDERAL, STATE AND LOCAL TAX WITHHOLDING DETERMINED BY THE COMPANY TO BE REQUIRED. IF THE COMPANY DETERMINES THAT ADDITIONAL WITHHOLDING IS REQUIRED BEYOND ANY AMOUNT DEPOSITED AT THE TIME OF PURCHASE, THE OPTIONEE SHALL PAY SUCH AMOUNT TO THE COMPANY ON DEMAND. IF THE OPTIONEE FAILS TO PAY THE AMOUNT DEMANDED, THE COMPANY MAY WITHHOLD THAT AMOUNT FROM OTHER AMOUNTS PAYABLE BY THE COMPANY TO THE OPTIONEE, INCLUDING SALARY, SUBJECT TO APPLICABLE LAW.

    17[15]. RESPONSIBILITY. Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

    18[16]. CONDITIONS AND APPROVALS. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company's securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

    19[17]. AMENDMENT OF THE PLAN. The Board of Directors may from time to time amend the Plan in any and all respects, except that without approval of the shareholders of the Company, the Board of Directors may not [(A)] increase the number of shares reserved for the Plan[, (B) EXTEND THE TERM OF THE PLAN, (C)] OR decrease the purchase price of shares offered pursuant to the Plan[, (D) MATERIALLY INCREASE BENEFITS ACCRUING TO THE OPTIONEES UNDER THE PLAN, OR (E) MATERIALLY MODIFY ELIGIBILITY REQUIREMENTS UNDER THE PLAN].

    20[18]. TERMINATION OF THE PLAN. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except that such termination shall not affect previously granted options still outstanding.

    21[19]. EFFECTIVE DATE OF THE PLAN AMENDMENTS. The Plan AMENDMENTS APPROVED BY THE BOARD OF DIRECTORS IN AUGUST 2000 shall not become effective until [IT HAS BEEN] approved by the [AFFIRMATIVE VOTE OF THE] SHAREholders [OF A MAJORITY OF THE OUTSTANDING SHARES] of the Company [REPRESENTED AT A MEETING OF SHAREHOLDERS IN PERSON OR BY PROXY]. Following such approval, the Plan AMENDMENTS shall become effective ON JANUARY 1, 2001 [IMMEDIATELY UPON TERMINATION OF THE 1984 PLAN].

                           MENTOR GRAPHICS CORPORATION

                        SPECIAL MEETING, NOVEMBER 7, 2000

                      PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned appoints Dr. Walden C. Rhines, Gregory K. Hinckley and Dean M. Freed and each of them, proxies with power of substitution to vote on the undersigned's behalf all shares which the undersigned may be entitled to vote at the special meeting of shareholders of Mentor Graphics Corporation on November 7, 2000 and any adjournments of that meeting, with all powers that the undersigned would possess if personally present, with respect to the following:

1.       Proposal to amend the Company's 1989 Employee Stock Purchase Plan

         ___   FOR                 ___    AGAINST               ___   ABSTAIN

A majority of the proxies or substitutes present at the meeting may exercise all the powers granted by the proxy.


MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE PROPOSAL.

THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR APPROVAL OF THE PROPOSAL. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

YOU WILL SAVE THE COMPANY EXPENSE AND TIME IF YOU WILL DATE, SIGN AND RETURN THIS PROXY AS SOON AS POSSIBLE BEFORE NOVEMBER 7, 2000.


Date: _____________, 2000                     Shares:

                                              ________________________________
                                              ________________________________
                                              ________________________________
                                                    Signature or signatures

Please date and sign as name is imprinted on this proxy, including designation as executor, trustee, etc., if applicable. The president or other authorized officer must sign for a corporation. All co-owners must sign.